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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the SynQuest, Inc. Amended and Restated 1997 Stock Option Plan and Factory Automation & Computer Technologies, Inc. Stock Incentive Plan and to the incorporation by reference therein of our report dated September 17, 2000, with respect to the consolidated financial statements of SynQuest, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2000, filed with the Securities and Exchange Commission.


Atlanta, Georgia
March 27, 2001